D-Wave Joins Southeastern Quantum Collaborative as Inaugural Member
PALO ALTO, Calif. – February 19, 2026 — D-Wave Quantum Inc. (NYSE: QBTS) (“D-Wave” or the “Company”), the only dual-platform quantum computing company, providing both annealing and gate-model systems, software and services, today joined the Southeastern Quantum Collaborative (SQC) as an inaugural member, along with The University of Alabama in Huntsville, Davidson Technologies, IBM and Alabama A&M University.
The SQC will bring together academia, industry and government to accelerate the advancement and application of quantum information science and technology across the Southeast. In addition, it aims to develop the quantum-ready workforce needed to commercialize the technology. Given Davidson hosts a D-Wave Advantage2TM system at its headquarters in Huntsville, Alabama, D-Wave is well positioned to support the SQC’s quantum workforce development efforts.
“Alabama has long been a leader in the development and use of advanced technologies, and D-Wave is excited to join the Southeastern Quantum Collaborative as an inaugural member to support the next wave of innovation coming from the region — quantum computing,” said Jack Sears, vice president of government business solutions at D-Wave. “Establishing a globally competitive, quantum-ready workforce across the Southeast — capable of operationalizing annealing and gate-model systems for mission-critical decision-making, large-scale operational efficiency, and the protection of national interests — will be decisive in accelerating adoption throughout the region’s public and private sectors. By investing in quantum talent and infrastructure, the Southeast can position itself as a national leader in quantum innovation, advanced manufacturing, energy, logistics, and defense.”
“The SQC aims to leverage the region’s unique concentration of cleared defense infrastructure, advanced missile defense expertise, and strong base of prime contractors to accelerate the transition of quantum information science and technology into field-ready capabilities for the warfighter,” said Dr. Rainer Steinwandt, dean of the College of Science at the University of Alabama in Huntsville. “The Collaborative’s goal is to transform the Southeastern United States into a global quantum computing leader. Having quantum leaders like D-Wave as inaugural members is critical to developing the next generation of talent.”
“Our work developing quantum-powered applications on D-Wave’s Advantage2 annealing system has demonstrated the real-world power of this technology to enhance mission planning, optimize complex operations, and strengthen national security,” said James Lackey, senior vice president, software solutions division at Davidson. “By joining the SQC, D-Wave reinforces a high-impact collaboration among industry and academia that will accelerate quantum workforce development and rapidly translate advanced quantum capabilities into operational advantage for the warfighter.” Through expert talks, roundtables and networking, the SQC will provide an opportunity for collaboration across the quantum ecosystem to connect government, tech companies and academia.
About D-Wave Quantum Inc.
D-Wave is a leader in the development and delivery of quantum computing systems, software, and services. It is the world’s first commercial supplier of quantum computers, and the first and only to offer dual-platform quantum computing products and services, spanning both annealing and gate-model quantum computing technologies. D-Wave’s mission is to help customers realize the value of quantum today through enterprise-grade systems available on-premises and via its Leap™ quantum cloud service, which offers 99.9% availability and uptime. More than 100 organizations across commercial, government and research sectors trust D-Wave to address complex computational challenges using quantum computing. Learn more about realizing the value of quantum computing today and how D-Wave is shaping the quantum-driven industrial and societal advancements of tomorrow: www.dwavequantum.com.

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